As filed with the Securities and Exchange Commission on August 21, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S–8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
RAM HOLDINGS LTD.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	Not applicable (I.R.S. Employer Identification No.)

RAM Re House 46 Reid Street Hamilton HM 12 Bermuda (441) 296-6501 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	CT Corporation System 111 Eighth Avenue, 13th Floor New York, NY 10011 (212) 894-8700 (Name, address, including zip code, and telephone number, including area code, of agent for service)
RAM Reinsurance Company Ltd. Stock Option Plan for Management Employees
RAM Holdings Ltd. 2006 Equity Plan
(Full Title of the Plans)
With a copy to:
Victoria W. Guest
General Counsel and Secretary
RAM Re House
46 Reid Street
Hamilton HM 12 Bermuda
(441) 296-6501
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount Of
Title Of Securities	Amount To Be	Offering Price	Aggregate	Registration
To Be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Fee
Common Shares, par value $0.10 per share	3,190,000	$12.12	$38,662,800.00	$4,137.00

(1)	Represents the number of Common Shares issuable upon exercise of equity awards granted under the respective equity plans covered under this Registration Statement, as follows: 720,000 shares issuable upon exercise of share options under the RAM Reinsurance Company Ltd. Stock Option Plan for Management Employees and 2,470,000 shares issuable in respect of equity awards, including share options and restricted share units, under the RAM Holdings Ltd. 2006 Equity Plan. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of Common Shares that may be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended on the basis of the average of the high and low prices of the common shares as reported on the NASDAQ on August 17, 2006.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents filed by the Registrant with the SEC are incorporated into this Registration Statement by reference:
1.	The Registrant’s prospectus, dated April 27, 2006, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Registrant’s Registration Statement on Form S-1 (File No. 333-131763).

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006, and filed with the SEC on May 24, 2006.

3.	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, and filed with the SEC on August 10, 2006.

4.	The Registrant’s Current Reports on Form 8-K filed on May 1, 2006, May 10, 2006 and August 18, 2006.

5.	The description of the Registrant’s Common Shares, $0.10 par value, contained in the Registrant’s Registration Statement on Form 8–A, as filed with the SEC on May 1, 2006, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post–effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the SEC.
     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein or any document which constitutes part of the prospectus relating to the Plan meeting the requirements of Section 10(a) of the Securities Act) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.
Item 4. Description of Securities
Not Applicable.
Item 5. Interests of Named Experts and Counsel
Not Applicable.
Item 6. Indemnification of Directors and Officers
     Under Section 98 of the Bermuda Companies Act, the registrant may indemnify its directors and officers against any liabilities that they may incur in such capacities. In addition, the Registrant’s bye-laws provides for indemnification of its directors and officers. Both Bermuda law and the bye-laws generally provide that indemnity does not apply to any matter in which an officer or director acted fraudulently or dishonestly.

     We have entered into indemnification agreements with each of our directors and certain officers. Under those agreements, we agree to indemnify each of these individuals against claims arising out of events or occurrences related to that individual’s service as director, officer, employee, agent or fiduciary of us or, at our request, any other entity, to the fullest extent permitted by applicable law.
     Bye-law 54 of the Registrant’s Amended and Restated Bye-Laws provides that any director or officer of the Registrant shall be indemnified and held harmless for any act done by virtue of their position with the Registrant. This includes indemnity against all costs, charges, liabilities, losses, damages and expenses.
     Section 98 of the Companies Act provides that a Bermuda company may indemnify its directors and officers against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act. Section 98 further provides that where the liability of directors or officers result from acts of fraud or dishonesty, an indemnity provision, whether contained in the bye-laws of a company or in any arrangement between the company and any director or officer, will be void.
     Section 98A of the Companies Act permits a Bermuda company to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not such Bermuda company may otherwise indemnify such officer or director. The Registrant has purchased directors and officers liability insurance policies. Such insurance would be available to the Registrant’s directors and officers in accordance with its terms.
Item 7. Exemption From Registration Claimed
Not Applicable.
Item 8. Exhibits
     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit
Number	Description

4.1	Certificate of Incorporation and Memorandum of Association of RAM Holdings Ltd. (incorporated by reference, to Exhibit 3.1 of the Registrant’s Amended Registration Statement on Form S-1/A (File No. 333-131763)).

4.2	Amended and Restated Bye-Laws of RAM Holdings Ltd. (incorporated by reference to Exhibit 3.2 of the Registrant’s Amended Registration Statement on Form S-1/A (File No. 333-131763)).

5.1	Opinion of Conyers Dill & Pearman

10.1	Form of Amended and Restated Shareholders Agreement (incorporated by reference to Exhibit 10.1 of the Registrant’s Amended Registration Statement on Form S-1/A (File No. 333-131763)).

10.2	RAM Reinsurance Company Ltd. Stock Option Plan for Management Employees (incorporated by reference, to Exhibit 10.9 of the Registrant’s Amended Registration Statement on Form S-1/A (File No. 333-131763)).

10.3	RAM Holdings Ltd. 2006 Equity Plan (incorporated by reference, to Exhibit 10.10 of the Registrant’s Registration Statement on Form S-1 (File No. 333-131763)).

Exhibit
Number	Description

23.1	Consent of PricewaterhouseCoopers, Independent Registered Public Accounting Firm

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature pages)
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post–effective amendment to this Registration Statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any factors or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post–effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post–effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S–8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on August 21, 2006.

RAM Holdings Ltd.

/s/ Vernon M. Endo Vernon M. Endo
President and Chief Executive Officer
Power of Attorney and Signatures
     We, the undersigned directors and officers of RAM Holdings Ltd., hereby severally appoint Vernon M. Endo and Richard Lutenski, with full powers of substitution and resubstitution, our true and lawful attorney, with full powers to sign for us, in our names and in the capacities indicated below, any and all amendments to such Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that such attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Steven J. Tynan Name: Steven J. Tynan	Chairman of the Board; Director	August 21, 2006

/s/ Vernon M. Endo Name: Vernon M. Endo	President and Chief Executive Officer and Director (principal executive officer)	August 21 , 2006

/s/ Richard Lutenski Name: Richard Lutenski	Chief Financial Officer (principal financial officer)	August 21 , 2006

/s/ Laryssa Yuel Name: Laryssa Yuel	Financial Controller (principal accounting officer)	August 21 , 2006

/s/ Edward F. Bader Name: Edward F. Bader	Director	August 21 , 2006

/s/ Victor J. Bacigalupi Name: Victor J. Bacigalupi	Director	August 21 , 2006

/s/ David L. Boyle Name: David L. Boyle	Director	August 21, 2006

/s/ Allan S. Bufferd Name: Allan S. Bufferd	Director	August 21, 2006

/s/ Daniel C. Lukas Name: Daniel C. Lukas	Director	August 21 , 2006

Signature	Title	Date

/s/ Arthur P. Slepian Name: Arthur P. Slepian	Director	August 21 , 2006

/s/ Steven S. Skalicky Name: Steven S. Skalicky	Director	August 21 , 2006

/s/ Dirk A. Stuurop Name: Dirk A. Stuurop	Director	August 21, 2006

/s/ Conrad P. Voldstad Name: Conrad P. Voldstad	Director	August 21, 2006

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Certificate of Incorporation and Memorandum of Association of RAM Holdings Ltd. (incorporated by reference, to Exhibit 3.1 of the Registrant’s Amended Registration Statement on Form S-1/A (File No. 333-131763)).

4.2	Amended and Restated Bye-Laws of RAM Holdings Ltd. (incorporated by reference to Exhibit 3.2 of the Registrant’s Amended Registration Statement on Form S-1/A (File No. 333-131763)).

5.1	Opinion of Conyers Dill & Pearman

10.1	Form of Amended and Restated Shareholders Agreement (incorporated by reference to Exhibit 10.1 of the Registrant’s Amended Registration Statement on Form S-1/A (File No. 333-131763)).

10.2	RAM Reinsurance Company Ltd. Stock Option Plan for Management Employees (incorporated by reference, to Exhibit 10.9 of the Registrant’s Amended Registration Statement on Form S-1/A (File No. 333-131763)).

10.3	RAM Holdings Ltd. 2006 Equity Plan (incorporated by reference, to Exhibit 10.10 of the Registrant’s Registration Statement on Form S-1 (File No. 333-131763)).

23.1	Consent of PricewaterhouseCoopers, Independent Registered Public Accounting Firm

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature pages)